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                                                                     Exhibit 1.1


                              ______________ Shares

                             DOVER SADDLERY, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  ________, 2005

W.R. Hambrecht + Co., LLC
   as Representative of the several
   Underwriters named in Schedule I hereto

c/o W.R. Hambrecht + Co., LLC
539 Bryant Street, Suite 100
San Francisco, CA 94107


Ladies and Gentlemen:

            Dover Saddlery, Inc., a Delaware corporation (the "Company"), and the persons listed on Schedule II hereto (the "Selling Stockholders"), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representative (the "Representative"), an aggregate of ________ shares (the "Firm Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"). Of the _____ Firm Shares, _____ are to be issued and sold by the Company and _____ are to be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional ______________ shares of Common Stock (the "Option Shares") for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively called the "Shares."

            The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-127888), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration
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Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration
Statement shall also be deemed to include such 462(b) Registration Statement.
The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

            The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

            1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

            (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof. The Selling Stockholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Selling Stockholders" on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

            (b) The Selling Stockholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to


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      time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic notice, by the Representative to the Selling Stockholders no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

            (c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of W.R. Hambrecht + Co., LLC, 539 Bryant Street, Suite 100, San Francisco, CA, 94107 at 7:00 a.m., San Francisco time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the "Firm Shares Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price and delivery of the certificates for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Selling Stockholders, on each date of delivery as specified in the notice from the Representative to the Selling Stockholders (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

            (d) Payment for the Shares shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds or by one or more certified or official bank check or checks in same day funds drawn to the order of the Company and to the Selling Stockholders for the shares purchased from the Company and the Selling Stockholders, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

            (e) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day or days of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative through the facilities of the Depository Trust Company ("DTC") for the account of the applicable Underwriter(s). Unless delivered through the facilities of the DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Firm Shares Closing Date (or the applicable Option Shares Closing Date in the case of the Option Shares).

            2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:



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            (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Upon the filing of the preliminary prospectus with the Registration Statement filed with the Commission on November 2, 2005 (the "Distributed Prospectus"), or when any amendment thereof or supplement thereto was first filed with the Commission, such Distributed Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this Section 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is certain information contained, under the caption "Plan of Distribution" in the Prospectus, specifically, first paragraph under the subcaption "Commissions and Discounts" and the information contained under the subcaptions "The OpenIPO Auction Process", "Requirements for Valid Bids", "The Closing of the Auction and Allocation of Shares", and "Short Sales, Stabilizing Transactions and Penalty Bids".

            (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened under the Securities Act. Any required filing of the Prospectus

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      and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

            (c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (d) Ernst & Young LLP ("Ernst & Young"), the Company's registered public accounting firm, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent registered public accountants as required by the Securities Act and the Rules. All auditing and non-audit services, other than de minimus services, provided to the Company by Ernst & Young since August 26, 2005, have been preapproved by the Company's board of directors in accordance with Section 10A of the Exchange Act.

            (e) The Company and its subsidiaries: (i) have been duly incorporated and exist as corporations in good standing under the laws of the States of their respective incorporation, and have full power and corporate authority to own or lease their respective properties and to conduct their business as described in the Registration Statement and the Prospectus; and (ii) are duly qualified to do business as a foreign corporation and are in good standing in all jurisdictions in which the character of the respective properties owned or leased or the nature of the respective businesses transacted by them makes qualification necessary except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"). The Company and its subsidiaries have employees located solely in the Commonwealth of Massachusetts and the States of Texas, Delaware and New Hampshire, and in no other jurisdiction in the United States. Except for the subsidiaries set forth in Schedule 2(e), the Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except for instruments




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      or interests held by the Company solely for investment. To the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Neither the Company nor any of its subsidiaries own, lease or license any asset or property outside the United States of America.

            (f) The Company and each of its subsidiaries have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license their respective assets and properties and conduct their respective businesses, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or its subsidiaries thereunder. Except as may be required under the Securities Act and state and foreign securities or Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

            (g) To the knowledge of the Company, the Company and each of its subsidiaries own or possess legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of their respective businesses. Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles that have not been resolved.

            (h) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by them, respectively, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has not been any Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with their respective assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest




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      balance sheet included in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of their respective capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of their respective capital stock.

            (i) There is no document, contract, understanding or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document, understanding or other agreement in the Registration Statement and the Prospectus accurately reflects in all respects the terms, conditions and limitations of the underlying contract, document, understanding or other agreement. Each contract, document, understanding or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or one or more of its subsidiaries, as the case may be, in accordance with its terms, except as would not result in a Material Adverse Effect. Neither the Company nor any of one or more of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it or its subsidiaries under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business, or a subsidiary or its properties or business, may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

            (j) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

            (k) Neither the Company nor any of its subsidiaries is in violation of any term or provision of their respective charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

            (l) This Agreement has been duly authorized, executed and delivered by the Company.

            (m) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby




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      (including, without limitation, the issuance and sale of a number of
      Shares by the Company) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of any agreement, contract, lease, license indenture, mortgage, deed trust, note or other arrangement, understanding or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect, or for which the failure to have in full force and effect, would not result in a Material Adverse Effect.

            (n) The Company has the duly authorized and validly issued outstanding capitalization [as of _____, 2005] as set forth under the caption "Capitalization" in the Prospectus and will have the adjusted capitalization as of [________, 2005] (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the Closing Date, based on the assumptions set forth therein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company were issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of preemptive rights, rights of first refusal or similar rights. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The securities of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

            (o) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of

      180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on
      Schedule III has delivered to the Representative his, her or its written lock-up agreement in the form attached to this Agreement as Exhibit A hereto ("Lock-Up Agreement").

            (p) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (q) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

            (r) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

            (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

            (t) The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

            (u) The Shares have been duly authorized for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"),

      National Market System, and listed and duly admitted to trading on the Nasdaq National Market. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

            (v) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

            (w) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission which are applicable to the Company, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions; the Company has established and maintains internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); the Company is otherwise in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act applicable to the Company and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act upon such provisions becoming applicable to the Company.

            (x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus, all of which insurance is in full force and effect. The Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

            (y) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

            (z) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that: (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement and the Prospectus are accurately summarized in all material respects); or (iii) may have a Material Adverse Effect.

            (aa) There are no affiliations with the NASD among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

            (bb) (i) The Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to their respective businesses; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each of its subsidiaries has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the CERCLA 1980.

            (cc) In the ordinary course of their respective businesses, the Company and its subsidiaries periodically review the effect of Environmental Laws on their respective businesses, operations and properties, in the course of which the Company and its subsidiaries identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and it subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

            (dd) Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (ee) The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any director or executive officer of the Company or any of its subsidiaries.

            (ff) Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

            (gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

            (hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            (ii) Except as described in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

            (jj) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" as defined in
      Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "Reportable Event" (as defined in Section 12 of ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability which would have a Material Adverse Effect.

            (kk) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of an investment banker, financial advisor, broker, dealer, placement agent or finder in connection with the transactions contemplated by this Agreement and the Prospectus other than as contemplated hereby.

            (ll) Neither the Company, nor its directors and officers have distributed nor will they distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

            3. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, hereby represent, warrant and agree with each Underwriter as of the date hereof, as of the Firm Shares Closing Date and, if the Selling Stockholders sell Option Shares, as of each Option Shares Closing Date (if any), as follows:

            (a) Each Selling Stockholder has caused certificates for the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to StockTrans, Inc. (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated ____________ among the Custodian and the Selling Stockholders substantially in the form attached hereto as Exhibit B (the "Custody Agreement").

            (b) Each Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the "Power of Attorney") to the person named therein, on behalf of each such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by each Selling Stockholder pursuant hereto.

            (c) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of each Selling Stockholder, enforceable against each such Selling Stockholder in accordance with its terms.

            (d) The execution and delivery by each Selling Stockholder of this Agreement and the performance by each Selling Stockholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by each such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by each Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of any Selling Stockholder, if applicable, or any applicable law, statute, regulation or filing or any agreement or other instrument binding upon any Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Selling Stockholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the shares to be sold by any Selling Stockholder or any property or assets of any Selling Stockholder pursuant to the terms of any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder may be bound or to which any of the property or assets of any Selling Stockholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

            (e) Each Selling Stockholder has, and on the Firm Shares Closing Date and each Option Share Closing Date, if applicable, will have, valid and marketable title to the Shares to be sold by such Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

            (f) Each Selling Stockholder has, and on the Firm Shares Closing Date and each Option Share Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided by this Agreement.

            (g) Upon delivery of and payment for the Shares to be sold by each Selling Stockholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

            (h) All information relating to each Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

            (i) Each Selling Stockholder has reviewed the Registration Statement and Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) on the Effective Date the Prospectus contained and, on each Closing Date will contain, no untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading; provided, that, with respect to any Selling Stockholder, this representation and warranty is limited to information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (j) The sale of Shares by each Selling Stockholder pursuant to this Agreement is not prompted by such Selling Stockholder's knowledge of any material information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus.

            (k) No Selling Stockholder has taken, nor will any Selling Stockholder take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (l) No Selling Stockholder has any actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

            (m) The representations and warranties of each Selling Stockholder in the Custody Agreement are, and on each Closing Date will be, true and correct.

            4. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

            (a) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement.

            (b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect, no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

            (c) The Representative shall be reasonably satisfied that: (i) the representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to
      Section 4(d) shall be, (x) if qualified as to materiality, true and correct and (y) in all other cases, true and correct in all material respects, when made and on and as of each Closing Date as if made on such date; (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment; and (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, and since such dates, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date and the Selling Stockholders shall have, in all material respects, performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

            (d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated as of such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct in all material respects when made and are true and correct in all material respects as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein;
      (iii) they have each carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

            (e) The Representative shall have received on each Closing Date a certificate addressed to the Representative and dated as of such Closing Date, of each Selling Stockholder, to the effect that: (i) the representations, warranties and agreements of each Selling Stockholder in this Agreement were true and correct in all material respects when made and are true and correct in all material respects as of such Closing Date;
      (ii) each Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) each Selling Stockholder has carefully examined the Registration Statement and the Prospectus and, in the opinion of such Selling

      Stockholder, (A) with respect to the information relating to such Selling Stockholder, as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred with respect to such Selling Stockholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

            (f) The Representative shall have received a certificate on each Closing Date signed by the Secretary of the Company to the effect that, as of the Closing Date, the Secretary certifies as to the accuracy of the Company's charter and bylaws, the resolutions of the Board of Directors relating to the offering contemplated hereby, the form of stock certificate representing the Shares and copies of all communications with the Commission; as to the execution and delivery of this Agreement; as to the incumbency and signature of persons signing this Agreement, the Registration Statement and other related documents; as to the approval of the Shares for listing on the Nasdaq National Market; as to the Company's compliance with all agreements and performance or satisfaction of all conditions required hereunder; as to the consideration received for all outstanding shares of the Company's Common Stock; and as to such other matters as Underwriters' counsel may reasonably request.

            (g) The Representative shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to the Representative, of the good standing and qualifications of the Company.

            (h) The Representative shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from Ernst & Young addressed to the Representative and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (i) The Representative shall have received a copy of a letter from Ernst & Young addressed to the Company, stating that their review of the Company's internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements filed with the Registration Statement and the Prospectus, did not disclose any weakness in internal controls that they considered to be material weaknesses.

            (j) The Representative shall have received on each Closing Date from Bingham McCutchen LLP, counsel for the Company, an opinion, addressed to the Representative and dated as of such Closing Date, substantially in the form attached hereto as Exhibit D.

            (k) The Representative shall have received on each Closing Date from Preti Flaherty Beliveau Pachios & Haley LLP, counsel for the Company and the Selling Stockholders, an opinion, addressed to the Representative and dated as of such Closing Date, substantially in the form attached hereto as Exhibit E.

            (l) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration and of the Prospectus (except as to the financial statements and financial information contained therein) shall have been approved at or prior to the Closing Date by Morrison & Foerster LLP, counsel for the underwriters. The Representative shall have received on each Closing Date from Morrison & Foerster an opinion, addressed to the Representative and dated as of such Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

            (m) The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.

            (n) The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

            (o) The Company and each Selling Stockholder shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

            5. Covenants of the Company.

            (a) The Company covenants and agrees as follows:

                  (i) The Company will (A) prepare and timely file with the
            Commission under Rule 424(b), a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (B) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which the Underwriters shall not have given their consent or which is not in compliance with the Securities Act or the Rules.

                  (ii) The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to paragraph (i) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                  (iv) The Company shall make generally available to its
            security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                  (v) The Company shall furnish to the Representative and
            counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (vi) The Company shall cooperate with the Representative and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation, or as a dealer in securities, or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                  (vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

                  (viii) Without the prior written consent of W.R. Hambrecht +
            Co., LLC, for a period of 180 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company's existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company's existing stock option plan or bonus plan that are exercisable during such 180 day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180 day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of W.R. Hambrecht + Co., LLC, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person. Notwithstanding the foregoing, if: (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day expiration period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                  (ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                  (x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

                  (xi) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (xii) The Company will maintain a transfer agent and, if
            necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (xiii) The Company will not take, directly or indirectly, and will use its best efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

            (b) The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions as the Representative shall designate, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

            (c) The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

            6. Indemnification.

            (a) Each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act shall be indemnified as follows:

                    (i) The Company hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, expenses or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein and not corrected by such Underwriter in a timely manner. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                    (ii) In the event that, at the time any liability arises under Section 6(a)(i), the Company is insolvent or otherwise unable or unwilling to promptly perform all of its obligations under such Section after reasonable efforts by the Underwriters to cause the Company to so perform, each of Stephen Day, Jonathan Grylls and Michael Bruns (collectively, the "Management Selling Stockholders"), severally and not jointly, hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
                Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky Application or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, expenses or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of any Underwriter specifically for use therein and not corrected by such Underwriter in a timely manner; and provided further, that a Management Selling
                Stockholder shall only be liable under this paragraph for [    ]
                if such Management Selling Stockholder was in fact aware of, or
                reasonably should have been aware of, [    ].  Notwithstanding
                the foregoing, the indemnity provided in this paragraph, except with respect to fraud, shall cease to be in effect upon the date that is eighteen months following the date hereof.

                    (iii) The Selling Stockholders other than the Management Selling Stockholders, severally and not jointly, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Each Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, against any losses, claims, damages, expenses or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Stockholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

            (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel satisfactory to the indemnifying parties that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.

            (d) An indemnifying party shall not be liable for any settlement of any action, suit and proceeding or claim effected without its prior written consent, which consent shall not be unreasonably withheld or delayed.

            (e) Notwithstanding the foregoing, the liability of any Selling Stockholder under this Section 6 shall not exceed the product of the number of Shares sold by such Selling Stockholder and the initial public offering price of the Shares as set forth in the Prospectus (net of underwriting discounts and commissions).

            7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 6(a) or 6(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder; and (ii) no Selling Stockholders shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Stockholders. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any one or more Selling Stockholders within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any or more Selling Stockholders, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

            8. Termination.

            (a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representative by notifying the Company and the Selling Stockholders at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, LLC or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the sole discretion of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

            (b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or any Selling Stockholders; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 5(b); and, provided, further, that if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their respective counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder. Notwithstanding anything in this Section 8(b) to the contrary, no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement shall be relieved of liability to the Company or the other Underwriters for damages occasioned by its refusal.

            9. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company and the Selling Stockholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, and, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

            This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

            All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o W.R. Hambrecht + Co., LLC, 539 Bryant Street, San Francisco, CA 94107 Attention: Harrison Clay, Esq., with a copy to Jeffrey S. Marcus, Esq., Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to John J. Concannon III, Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110, and (c) if to the Selling Stockholders to Stephen L. Day, Jonathan A.R. Grylls and David J. Powers with a copy to John
M. Sullivan, Preti Flaherty Beliveau Pachios & Haley LLP, 57 North Main Street, P.O. Box 1318 Concord, NH 03302-1318.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. THE COMPANY AND THE UNDERWRITERS AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE PURCHASE OF THE SHARES HEREUNDER. THE COMPANY ALSO HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND AGREES NOT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO MOVE TO DISMISS OR TRANSFER ANY ACTION BROUGHT IN SUCH COURT ON THE BASIS OF ANY OBJECTION TO PERSONAL JURISDICTION, VENUE OR INCONVENIENT FORUM.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among us.

                                          Very truly yours,

                                          DOVER SADDLERY, INC.


                                          By: ________________________________
                                               Name:
                                               Title:


                                          SELLING STOCKHOLDERS


                                          By: ________________________________
                                               Name:
                                               Title:


Confirmed:

W.R. HAMBRECHT + CO., LLC

On behalf of itself and as Representative of the several Underwriters named in
Schedule I annexed hereto.

W.R. HAMBRECHT + CO., LLC


By: _____________________________
      Name:
      Title:

                                   SCHEDULE I


                                                                     Number of
                                                                  Firm Shares to
Name                                                               be Purchased
W.R. Hambrecht + Co., LLC
                                                                  --------------
                                                       Total:

                                   SCHEDULE II

                                                                     Number of
                                                                  Firm Shares to
Name of Selling Stockholders                                         be Sold

                                                                  --------------
                                                       Total:

                                  SCHEDULE III

                               LOCK-UP SIGNATORIES

Stephen L. Day
Jonathan A.R. Grylls
William Schmidt
Michael W. Bruns
David J. Powers
James F. Powers
Gregory F. Mulligan
William F. Meagher, Jr.
Michele R. Powers
Richard Powers as Trustee of the Carley Rose Powers Trust

Richard Powers
David Post
Donald Motsenbocker
Thomas Gaines
Nicholas Holland
Cole Smith
Scott Soule
Citizens Ventures, Inc.

                                  SCHEDULE 2(e)

                                  Subsidiaries

Dover Saddlery, Inc., a Massachusetts corporation
Smith Brothers, Inc., a Texas corporation

                                                                       Exhibit A

                            FORM OF LOCK-UP AGREEMENT

_______ __, 2005

W.R. Hambrecht+Co., LLC
As Representative of the Underwriters

c/o W.R. Hambrecht+Co., LLC
539 Bryant Street
San Francisco, California 94107

Ladies and Gentlemen:

      The undersigned is a securityholder of Dover Saddlery, Inc., a Delaware corporation (the "Company"), and wishes to facilitate the proposed initial public offering (the "Offering") of the Company's common stock, par value $.0001 per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement").

      In consideration of the foregoing, and in order to induce you to act as the representative to the underwriters in the Offering, the undersigned hereby irrevocably agrees not to, directly or indirectly, sell, offer, contract to sell, assign, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of capital stock or other ownership interests of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire the Company's capital stock or other ownership interests of the Company that the undersigned beneficially owns (other than shares sold under the Registration Statement), without the prior written consent of W.R. Hambrecht+Co., LLC, for a period commencing on the date hereof and ending 180 days after the effective date of the Registration Statement.

      Notwithstanding the foregoing: (a) if the undersigned is an individual, he or she may transfer any shares of the Company's capital stock or securities convertible into or exchangeable or exercisable for the Company's capital stock or other ownership interests of the Company either during his or her lifetime or on death (i) by gift, will or intestacy or (ii) to a member or members of his or her immediate family or to a partnership or trust, the partners or beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; and (b) if the undersigned is a partnership, trust, corporation or similar entity, it may distribute any such shares or securities to its partners or stockholders; provided, however, that in each such case, prior to any such transfer, each transferee shall execute an agreement, reasonably satisfactory to W.R. Hambrecht+Co., LLC, pursuant to which each transferee shall agree to receive and hold such shares of capital stock, or securities convertible into or exchangeable or exercisable for the capital stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, domestic partner, lineal descendant, father, mother, brother or sister of the transferor.

      Further notwithstanding the foregoing, if: (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day expiration period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      If for any reason the Underwriting Agreement relating to the Offering is not executed on or prior to March 31, 2006, or if such Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock, this agreement shall likewise be terminated.

      The undersigned hereby waives any rights of the undersigned under any agreement, instrument or understanding to sell shares of Common Stock or any other security issued by the Company (or any predecessor company) pursuant to the Registration Statement, and acknowledges and agrees that for a period commencing on the date hereof and ending 180 days after the effective date of the Registration Statement, the undersigned will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock issued by the Company or any security convertible into or exercisable or exchangeable for Common Stock issued by the Company.

      The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The agreements herein shall remain enforceable by W.R. Hambrecht+Co., LLC notwithstanding the replacement, substitution or addition of any new underwriters to the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                                         Very truly yours,



Dated: ________________________          __________________________
                                         Signature


                                         __________________________
                                         Printed Name and Title